Exhibit 3.33

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 09:00 AM 12/08/1999

991527861 - 3139203

CERTIFICATE OF INCORPORATION

OF

HARRAH’S OPERATING COMPANY MEMPHIS, INC.

FIRST. The name of this corporation shall be:

HARRAH’S OPERATING COMPANY MEMPHIS, INC.

SECOND. Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle and its registered agent at such address is CORPORATION SERVICE COMPANY.

THIRD. The purpose or purposes of the corporation shall be:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

1,000 Shares @ 1.00 Par Value

FIFTH. The name and address of the incorporator is as follows:

Micki Shilling

Corporation Service Company

1013 Centre Road

Wilmington, DE 19805

SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

SEVENTH. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

EIGHTH. The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities or other matters referred to or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this 11th day of November, A.D. 1999.

/s/ Micki Shilling
Micki Shilling
Incorporator

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO

A LIMITED LIABILITY COMPANY

PURSUANT TO SECTION

266 OF THE DELAWARE GENERAL

CORPORATION LAW.

1.) The name of the corporation immediately prior to filing this Certificate is Harrah’s Operating Company Memphis, Inc.

2.) The date the Certificate of Incorporation was filed on is December 8, 1999.

3.) The original name of the corporation as set forth in the Certificate of Incorporation is Harrah’s Operating Company Memphis, Inc.

4.) The name of the limited liability company as set forth in the formation is Harrah’s Operating Company Memphis, LLC

5.) The conversion has been approved in accordance with the provisions of Section 266.

By:	/s/ Stephen H. Brammell
Authorized Officer
Name:	Stephen H. Brammell, Secretary
Print or Type Signature

State of Delaware

Limited Liability Company

CERTIFICATE OF FORMATION

OF

HARRAH’S OPERATING COMPANY MEMPHIS, LLC

ARTICLE I. NAME

The name of the limited liability company is Harrah’s Operating Company Memphis, LLC

ARTICLE II. REGISTERD OFFICE AND AGENT

The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The name of its Registered Agent at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of Harrah’s Operating Company Memphis, LLC this 18th day of June, 2004.

By:	/s/ Angela P. Winter
(Authorized Person)
Name: Angela P. Winter